WHEEL TECHNOLOGY LICENSE AGREEMENT


        WHEEL TECHNOLOGY LICENSE AGREEMENT (the "Agreement") dated as of February __, 1998, by and between FRESH AIR SOLUTIONS, L.P., a limited partnership duly organized and existing under the laws of the Commonwealth of Pennsylvania ("Box"), and ENGELHARD HEXCORE, L.P., a limited partnership duly organized and existing under the laws of the State of Delaware ("Wheel"). Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Master Agreement among ICC Technologies, Inc., ICC Desiccant Technologies, Inc., Engelhard Corporation, Engelhard DT, Inc. and Engelhard/ICC.

                              W I T N E S S E T H :

        WHEREAS, Wheel is the owner of certain Technology (as hereinafter defined) and has the right to grant licenses for the use of such Technology; and

        WHEREAS, Box desires to acquire from Wheel, and Wheel is willing to grant to Box, a fully paid, worldwide, nonexclusive, royalty free, perpetual license under the Wheel Technology (as hereinafter defined) on the terms and conditions herein set forth;


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        NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

     1. Definitions.

        1.1. "Box Business" shall mean the design, manufacture, assembly, marketing and sale of Climate Control Systems for the cooling, dehumidification, drying, heating, ventilation, and microbe reduction markets.

        1.2. "Climate Control Systems" means all air conditioning or air treatment systems (whether preassembled units or kits that are to be assembled by distributors, licensees, customers or affiliates of Box) that cool, dehumidify, dry, heat and/or filter air, provided, however, that any such system shall only be a "Climate Control System" if it operates, in part, by passing air through one or more wheel-shaped rotors, which rotors may or may not be treated with a desiccant material.

        1.3. "Maintenance Costs" shall mean all fees associated with the filing, prosecution and maintenance of the Wheel patents licensed to Wheel pursuant to this Agreement.

        1.4. "Technology" shall mean all inventions, patents, patent applications, improvements, technical information,


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trade secrets, prototypes, models, experience, ideas, reports, data, software, engineering drawings, operating manuals, all results from experiments, testing and demonstrations and any other information (whether or not patentable) related thereto.

     1.5. "Wheel Technology" shall mean (a) the Technology owned as of the date hereof by Wheel that is specifically covered by the patents listed on Schedule A hereto and (b) improvements to such Technology conceived by employees or representatives of Wheel or any Wheel Affiliate subject to patents and patent applications filed during the twelve-month period after the date hereof.

     2. License.

        2.1. Wheel hereby grants to Box (subject to Section 3.4) a fully paid, worldwide, nonexclusive, royalty free, perpetual license (including the right to sublicense others) to make, have made, use and sell all aspects of the Wheel Technology; provided, however, that Box may only use the Wheel Technology in the Box Business, and businesses ancillary or reasonably related thereto.

        2.2. Box specifically recognizes the sole right, title and interest of Wheel in the Wheel Technology and the right of Wheel to control all patent applications, including


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modifications, involving Wheel Technology. Box specifically disclaims any right, title or interest (except as licensed hereunder) in the Wheel Technology, and Box shall not at any time claim that its use thereof pursuant to this Agreement has created in Box any right, title or interest (except as licensed hereunder) therein. Box waives and disclaims any title, right or interest (except as contemplated hereby) in the Wheel Technology which may arise under the law of any country from the permitted use of the Wheel Technology by Box hereunder.

        2.3. Box agrees that in using the Wheel Technology, Box shall not represent that it has any title, right or interest (except as licensed hereunder) in the ownership of the Wheel Technology and the registration thereof.

        2.4. Box shall have the right to assign, sublicense, transfer or otherwise encumber the license and rights granted to Box hereunder without the prior written consent of Wheel; provided, however, that all assignments, sublicenses and transfers must be made in connection with or contemplation of sales or potential sales of Climate Control Systems, kits and/or cassettes by Box. Box shall notify Wheel in writing upon any assignment, sublicense or transfer of the Wheel Technology licenses hereunder and shall provide Wheel with copies of any third party agreements relating thereto.


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        2.5. Box acknowledges that, subject to this Agreement, Wheel may license or grant rights in the Box Technology to any other person or entity.

        2.6. Box shall have the right to receive a copy of each of the patents and patent applications that are the subject of this Agreement.

     3. Patent Suits and Actions.

        3.1. Each party to this Agreement shall promptly notify the other party of any material infringement of any Patent licensed hereunder and shall provide such other party with any available evidence of such infringement. Wheel at its cost shall have the right to bring, defend, direct and maintain any suit, action or proceeding involving infringement (an "Infringement Action") of any such Patent. Wheel shall give Box written notice of its intention to commence any such Infringement Action and Box shall notify Wheel in writing (the "Participation Option") within ten (10) days of receiving Wheel's written notice as to whether Box wishes to participate in such Infringement Action.

        Regardless of Box's election in the Participation Option, if Wheel finds it necessary to be joined by Box in an Infringement Action, Box shall execute all papers and perform


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such other acts as may reasonably be required and may, at its option and cost, be represented by advisory counsel of its choice. Should Wheel lack standing to bring any Infringement Action, Box may agree to do so at the request and cost of Wheel upon an undertaking by Wheel to indemnify and hold Box harmless (to the extent permissible by law) from all consequent liability.

        3.2. Box shall have the right, but not the obligation, to bring and maintain any appropriate Infringement Action in the event that Wheel declines to do so pursuant to paragraph 3.1 above. If Box finds it necessary to be joined by Wheel in such Infringement Action, Wheel shall execute all papers and perform such other acts as may be reasonably required and may, at its option and cost, be represented by advisory counsel of its choice. Should Box lack standing to bring any such Infringement Action then Wheel shall do so at the request of Box upon an undertaking by Wheel to indemnify and hold Wheel harmless (to the extent permissible by law) from all consequent liability.

        3.3. In any Infringement Action, the party bringing and maintaining such action shall pay all of the expenses (including attorneys' fees) incurred in connection with such action (other than any fees of advisory counsel as contemplated


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by Section 3.2 above). Any amount received in any such Infringement Action, whether by judgment or settlement, shall, after payment of all reasonable expenses incurred by the party bringing and maintaining such action, in connection with such Infringement Action, be paid to or retained by the party who brought and maintained such action.

        3.4. It is expressly agreed that Wheel and Box shall each pay one-half of all Maintenance Costs related to the Wheel Technology licensed hereunder. The failure to pay its portion of Maintenance Costs related to any Wheel Technology licensed hereunder after 60 days written demand therefor, shall result in the forfeiture by Box of the license granted to it hereunder as to such Wheel Technology. Wheel shall keep Box apprised and give Box regular periodic reports with respect to all actions proposed to be taken by Wheel with respect to Maintenance Costs and related matters, including reasonable advance notice of upcoming requirements for the payment of Maintenance Costs. Notwithstanding the foregoing, nothing in this Agreement shall prohibit (i) Wheel from discontinuing the payment of Maintenance Costs for any patent at any time or (ii) Box from electing to forfeit the right to license any or all Wheel Technology at any time.


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     4. General Provisions.

        4.1. This Agreement shall be interpreted in accordance with the laws of the State of Delaware.

        4.2. Any notice which either party may be required or desires to give to the other party hereunder, except when otherwise provided for, shall be deemed to be duly given: (i) when mailed by registered or certified mail, postage prepaid to the other party at the following addresses or any other address of addressee subsequently designated in writing by the duly authorized representative of the party or (ii) when sent by facsimile to the other party at the following telephone numbers or to any other telephone number subsequently designated in writing by the respective duly authorized representative of the party:

     To Box:                     Fresh Air Solutions, L.P.
                                 330 South Warminster Road
                                 Hatboro, Pennsylvania  19040
                                 Attention:  Chairman

     To Wheel:                   Engelhard Hexcore, L.P.
                                 3550 N.W. 49th Street
                                 Miami, Florida 33142
                                 Attention:

     With a copy to:             General Counsel at:
                                 101 Wood Avenue
                                 Iselin, New Jersey 08830-0770


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        All airmail notices shall be effective and be deemed given five (5) days after posted, and all cable or telex notices when sent and an answerback received except that a notice that would otherwise be effective on a Saturday, a Sunday or a holiday shall be effective at 9:00 a.m. on the next regular business day thereof. The address of any party for any such notice or other communication may be changed by giving notice in writing at any time to the other party to this Agreement.

        4.3. Article headings used herein are inserted for convenience of reference only and shall not affect the interpretation of the respective articles hereof.

        4.4. No waiver by either party hereto at any time of any breach of any of the terms and conditions hereof shall be construed as or constitute a waiver of any subsequent breach, whether of the same or of any other terms and conditions hereof.

        4.5. This Agreement, together with the Master Agreement and the Transaction Documents and Related Agreements (each as defined in the Master Agreement), contains the entire understanding between the parties with respect to the within subject matter and shall be controlling to the exclusion of all terms and conditions on any purchase order, acknowledgment form or any other documents which may be issued by the parties hereto


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on or after the date hereof. This Agreement may not be modified or amended except in a writing signed by the parties hereto. No waiver or indulgence of any breach or default hereunder shall be construed as a waiver of any subsequent breach of the same or any other provision of this Agreement.

        4.6. This Agreement may be signed in any number of counterparts, each of which for all purposes shall be deemed to be an original and all of which together shall constitute the same Agreement.


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     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed in its name and on its behalf, all as of the date first above written.

                                           ENGELHARD HEXCORE, L.P.
                                           By its General Partner

                                               ENGELHARD DT, INC.


                                           By:
                                               --------------------------------
                                               Name:
                                               Title:


                                           FRESH AIR SOLUTIONS, L.P.
                                           By its General Partner

                                               ICC DESICCANT TECHNOLOGIES, INC.


                                               By:
                                                   ----------------------------
                                                   Name:
                                                   Title:


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